UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2021

TUSCAN HOLDINGS CORP. II

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38970	83-3853706
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

135 E. 57th Street, 17th Floor

New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

(646) 948-7100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	THCAU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	THCA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	THCAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The information included in Item 5.07 is incorporated by reference into this item to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 14, 2021, Tuscan Holdings Corp. II (“Tuscan”) held an annual meeting of stockholders (“Meeting”). An aggregate of 21,987,500 shares of Tuscan’s common stock, which represents a quorum of the outstanding common stock entitled to vote as of the record date of March 17, 2021, were represented in person or by proxy at the Meeting.

Tuscan’s stockholders voted on the following proposals at the Meeting, each of which was approved:

(1)    Proposal No. 1 — The Extension Amendment Proposal — a proposal to amend Tuscan’s amended and restated certificate of incorporation to extend the date by which Tuscan has to consummate a business combination from April 16, 2021 to September 30, 2021. The following is a tabulation of the votes with respect to this proposal, which was approved by Tuscan’s stockholders:

For	Against	Abstain	Broker Non-Votes
13,555,813	308,020	905	0

Holders of an aggregate of 2,499,097 shares of Tuscan’s common stock exercised their right to redeem their shares for an aggregate of approximately $25,225,815 in cash.

Following the Meeting, Tuscan filed the amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. A copy of the amendment is attached hereto as Exhibit 3.1.

(2)    Proposal No. 2 — The Early Termination Proposal — a proposal to approve the early winding up and redemption of 100% of the outstanding public shares if determined by Tuscan’s board of directors. The following is a tabulation of the votes with respect to this proposal, which was approved by Tuscan’s stockholders

For	Against	Abstain	Broker Non-Votes
13,006,679	850,858	7,201	0

(3)    Proposal No. 3 — The Director Election Proposal — to elect two persons as Class I directors (to serve until 2024 or until a successor is elected and qualified or their earlier resignation or removal). The following is a tabulation of the votes with respect to the election of directors, each of whom was elected by Tuscan’s stockholders:

Name	For	Withhold	Broker Non-Votes
Sila Calderón	13,308,307	556,431	0
Michael Auerbach	12,769,978	1,094,760	0

Item 7.01. Regulation FD Disclosure.

On April 16, 2021, Tuscan issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished hereunder, including the related exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of Tuscan, except as shall be expressly set forth by specific reference in such document.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation.

99.1	Press Release dated April 16, 2021.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2021	TUSCAN HOLDINGS CORP. II

	By:	/s/ Stephen Vogel
Stephen Vogel
Chief Executive Officer

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